UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2023 (August 25, 2023)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania		000-10436	25-1324733
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Suite 100,			15220
Pittsburgh,	Pennsylvania		(Zip Code)
(Address of principal executive offices)

(412) 928-3400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously announced and reported in the Current Report on Form 8-K (“Original Filing”) filed by L.B. Foster Company (“Company”) on August 30, 2023, the Company implemented a plan to exit the fabricated bridge grid deck product line.

This Current Report on Form 8-K/A, Amendment No. 1, is being filed to amend the Original Filing. This Amendment No. 1 is being filed to amend the estimates within the Company’s disclosure under Item 2.05 of the Original Filing.

Item 2.05     Costs Associated with Exit or Disposal Activities

The Company has updated its expectations regarding the fabricated bridge grid deck exit activity charges. In the Original Filing, the Company estimated non-cash impairment charges would total $1.4 to $1.5 million and cash costs ranging between $1.2 and $1.4 million. The Company now expects non-cash impairment charges to be between $2.2 to $2.3 million and cash costs to be between $2.3 and $2.5 million, with the increases primarily related to changes in expected value of certain commercial projects associated with the product line being exited.

As disclosed in the Original Filing, the Company expects to incur certain cash exit and disposal charges consisting of cash severance and employee retention expense of approximately $1.0 to $1.2 million. Such amounts have not changed and are included in the cash costs noted above.

Total costs associated with the product line exit are now expected to range between $4.5 to $4.8 million, up from $2.6 to $2.9 million in the Original Filing. Such costs will be recorded in the Company’s Steel Products and Measurement operating segment and are expected to be largely completed by December 31, 2023. The approximate expense resulting from this exit could change materially as a result of certain factors such as employee acceptances of the severance and retention packages offered, additional contract liabilities incurred, and unknown and unforeseen costs in relation to the exit activities.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
*104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Exhibits marked with an asterisk are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	October 27, 2023	/s/ William M. Thalman
William M. Thalman
Executive Vice President
and Chief Financial Officer